UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (date of earliest event reported):    November 1, 2004

THE VALSPAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)
1101 Third Street South, Minneapolis, Minnesota		55415
(Address of principal executive offices)		(Zip Code)
(612) 332-7371
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2-9 are not applicable and therefore omitted.

Item 1.01   Entry Into a Material Definitive Agreement.

        Effective November 1, 2004, the Company voluntarily reduced from $1 billion to $500 million the unused lending commitment of its lenders under the unsecured Five-Year Credit Agreement dated as of November 17, 2000, as amended, among the Company and certain of its subsidiaries and The Chase Manhattan Bank, as Administrative Agent for various lenders. The reduction was not in response to any contractual requirement or request of the lenders and will reduce the facility fee paid by the Company on the unused portion of the commitment.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE VALSPAR CORPORATION
By:	/s/ Rolf Engh

Rolf Engh
Secretary

Date: November 3, 2004